Exhibit 99.1

Ovid Therapeutics Reports Phase 1 Results for the First-Ever Direct Activator of Potassium-Chloride Cotransporter 2 (KCC2), OV350 Intravenous (IV)

•	OV350 showed a good safety profile, supporting the advancement of the Company’s KCC2 portfolio, including the first oral direct activator, OV4071

•	There were no treatment-related laboratory findings, no safety findings, and no treatment-related serious adverse events (SAEs)

•

Exploratory quantitative electrophysiology results suggest OV350 had central activity and spectral power consistent with expected physiological effects of KCC2 modulation; aligned with expected drug exposure in the brain

•	Pharmacokinetics for OV350 were as predicted, and will inform dosing strategies for future KCC2 development programs

•	OV4071 (oral) is on track for regulatory submission for a Phase 1/1b clinical trial in Q1 2026

NEW YORK, December 18, 2025 – Ovid Therapeutics Inc. (Nasdaq: OVID), a biopharmaceutical company developing small molecule medicines to treat brain disorders and symptoms caused by excess neural excitability, today announced results from its Phase 1 study of OV350, the first-ever KCC2 direct activator known to be dosed in humans. The study met its primary objectives to evaluate safety, tolerability and pharmacokinetics. Results from this intravenous program support the advancement of the Company’s portfolio of oral KCC2 direct activators into the clinic.

“OV350 is a valuable tool program that supported human safety for drugging KCC2, an entirely new therapeutic target in the brain, which could be a master switch to curb neural hyperexcitability,” said Meg Alexander, President and Chief Operating Officer of Ovid Therapeutics. “The results from this study give us confidence that this new mechanistic class is amenable for further development and reinforces our decision earlier this year to invest in the development of additional direct activator molecules and formulations for chronic use, including OV4071, the first oral KCC2 direct activator. We expect to submit our regulatory application for a Phase 1/1b study of OV4071 in Q1 2026 and plan to initiate clinical studies in Q2 2026.”

Study Design and Key Results

OV350 was evaluated in an exploratory randomized, placebo-controlled, single-ascending dose study in 16 healthy participants (six active, two placebo per cohort). Doses of 50 mg and 100 mg were administered by IV infusion over ten minutes, with pharmacokinetic sampling conducted up to 48 hours post-dosing. In addition to laboratory and clinical results, exploratory quantitative electroencephalography (qEEG) endpoints were collected.

Key findings include:

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At 50 mg and 100 mg doses of OV350, exposure levels achieved expected pharmacologically active concentrations reinforcing the potential for further clinical development of KCC2 direct activators, including OV4071, which performs with twenty-fold greater potency than OV350 in pharmacodynamic models.

•	The most frequent treatment-emergent adverse event (AE) associated with OV350 was headache.

•

Nausea and vomiting occurred in a subset of participants who experienced headache. These AEs coincided with the timing of food intake and are believed to be caused by secondary off-target pharmacology unique to OV350.

•	There were no treatment-emergent SAEs associated with OV350 and stopping criteria were not met in the study.

•	The pharmacokinetics were as predicted for all doses.

•

qEEG findings supportive of central activity and spectral power relevant for the expected pharmacologic impact of KCC2 modulation were observed. These effects were contemporaneous with the expected exposure of OV350 in the brain.

Results from the study will be submitted for a future congress.

Earlier this year, Ovid prioritized and directed its capital resources to accelerate chronic (oral) formulations of its oral direct activator programs, including OV4071 and OV4041. Accordingly, the Company does not intend to advance OV350 IV further in the clinic.

Advancing a First-in-Class Portfolio of Oral KCC2 Direct Activators

Ovid believes the results from OV350 support the advancement of Ovid’s portfolio of KCC2 direct activators, which contains multiple unique molecules. Most advanced in the portfolio is development candidate OV4071, an oral direct activator that is twenty-fold more potent than OV350 in pharmacodynamic disease models. Ovid expects to initiate a Phase 1/1b safety and proof-of-concept clinical study in Q2 2026 for the treatment of psychosis associated with Parkinson’s disease and Lewy body dementia. These conditions have high unmet need, validated endpoints, an established regulatory pathway, and traditional atypical antipsychotics are typically contraindicated. Additionally, the Company is planning to characterize the pharmacodynamic effects of OV4071 and relevant mechanisms in additional neuropsychiatric conditions, such as schizophrenia and psychoses or agitation associated with other neurodegenerative conditions including Alzheimer’s disease.

Concurrent to the clinical translation of OV4071, Ovid is advancing next-generation KCC2 activators from its proprietary library of compounds. These molecules are designed for oral and injectable formulations.

About KCC2

KCC2 is a neuron-specific chloride transporter that maintains inhibitory balance in the brain. The cotransporter plays a central role in regulating neuronal excitability by enabling gamma-aminobutyric acid (GABA) to exert its inhibitory effect. Direct activation of KCC2 represents a differentiated, mechanism-based approach to treating serious neurological and neuropsychiatric conditions in which neuronal hyperexcitability is central to disease and symptom manifestation. Ovid’s KCC2 programs are designed to build a first-in-class franchise targeting restoration of excitatory/inhibitory balance in the brain, which may offer therapeutic benefit across multiple neurological and neuropsychiatric disorders.

About OV350

OV350 is a first-in-class, investigational direct activator of KCC2, the neuron-specific chloride transporter that restores inhibitory signaling and helps rebalance hyperexcitable neural circuits. Data from this tool program is informative in establishing safety, tolerability, pharmacokinetics and pharmacodynamic properties of this new mechanism of action for the brain.

About Ovid Therapeutics

Ovid Therapeutics Inc. is a New York-based biopharmaceutical company dedicated to developing small molecule medicines for brain conditions and symptoms caused by excess neural excitability. Ovid is advancing a pipeline of novel targeted small molecule candidates that modulate the intrinsic and extrinsic factors involved in neuronal hyperexcitability causative of multiple neurological and neuropsychiatric disorders. Ovid is developing: OV329, a next-generation GABA-aminotransferase inhibitor, as a potential therapy for treatment-resistant seizures and other undisclosed indications; and is developing OV4071 and other candidates within a library of compounds that directly activate the KCC2 transporter for multiple CNS disorders. For more information about these and other Ovid research programs, please visit www.ovidrx.com.

Forward-Looking Statements

This press release includes certain disclosures by Ovid that contain “forward-looking statements” including, without limitation: statements regarding the expected timing of initiation, completion, and results and data of Ovid’s ongoing and planned clinical studies; the potential use and development of OV329, OV4071 and other compounds from Ovid’s library of direct activators of KCC2; the potential therapeutic opportunity of OV329, OV4071 and other compounds from Ovid’s library of direct activators of KCC2; Ovid’s clinical pipeline strategy and plans for future clinical studies; the expected timing of IND-enabling and formulation efforts for molecules from its KCC2 direct activator library and related regulatory submissions; and other statements that are not historical fact. You can identify forward-looking statements because they contain words such as “anticipates,” “believes,” “expects,” “intends,” “may,” “plan,” “potentially,” and “will,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances). Forward-looking statements are based on Ovid’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, uncertainties inherent in the preclinical and clinical development and regulatory approval processes, impediments to Ovid’s ability to achieve expected benefits of cost-savings efforts, risks related to Ovid’s ability to achieve its financial objectives, the risk that Ovid may not be able to realize the intended benefits of its business strategy, or risks related to Ovid’s ability to identify business development targets or strategic partners, to enter into strategic transactions on favorable terms, or to consummate and realize the benefits of any business development transactions or unanticipated or greater than anticipated impacts or delays due to macroeconomic and geopolitical conditions. Additional risks that could cause actual results to differ materially from those in the forward-looking statements are set forth under the caption “Risk Factors” in Ovid’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and in subsequent and future filings Ovid makes with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Ovid assumes no obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Contact

Investor Relations & Media

Victoria Fort

VFort@ovidrx.com

202.361.0445